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                                                                    EXHIBIT 2.3


                               INSWEB CORPORATION
              FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

         THIS FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (this "AGREEMENT") is made and entered into as of January 24, 2001 by and among the following parties (collectively, the "PARTIES"):

-    InsWeb Corporation, a Delaware corporation (the "COMPANY");

-    HUSSEIN A. ENAN ("ENAN");

-    DARRELL J. TICEHURST ("TICEHURST" and, together with Enan, the "FOUNDERS");

- NATIONWIDE MUTUAL INSURANCE COMPANY, a mutual insurance company organized under the laws of the State of Ohio ("NATIONWIDE");

-    SOFTVEN NO. 2 INVESTMENT ENTERPRISE PARTNERSHIP, a Japanese partnership
     ("SB1");

-    SOFTBANK VENTURES, INC., a Japanese corporation ("SB2");

- SOFTBANK AMERICA INC., a [_______] corporation ("SB3" and, together with SB1 and SB2, the "SB ENTITIES");

- INSURANCE INFORMATION EXCHANGE, L.L.C., a Delaware limited liability company ("IIX");

-    CENTURY CAPITAL PARTNERS, L.P., a Delaware limited partnership ("CCP");

-    MARSH & MCLENNAN RISK CAPITAL HOLDINGS LTD., a Delaware corporation
     ("M&M");

- E.W. BLANCH HOLDINGS, INC., a Delaware corporation ("BLANCH" and, together with Nationwide, SB1, SB2, SB3, IIX, CCP and M&M, the "PRIOR INVESTORS");

-    Intuit Insurance Services, Inc., a Virginia corporation ("INCA"); and

- Intuit Inc., a Delaware corporation ("INDIGO" and, together with Inca, the "NEW STOCKHOLDERS" and, together with Inca and the Prior Investors, the "INVESTORS").


                                    RECITALS

     A. The Parties, other than the New Stockholders, are parties to that certain Third Amended and Restated Investor Rights Agreement made and entered into as of the 31st day of March, 1999 (the "PRIOR AGREEMENT").

     B. The Parties desire to enter into this Agreement to (i) provide for certain arrangements, including registration rights in respect of shares of Common Stock (as defined below) being issued to the New Stockholders as contemplated by that certain Asset Purchase Agreement among the Company and the New Stockholders dated as of November [XX], 2000 (the "INCA ASSET AGREEMENT") and (ii) amend and restate certain arrangements set forth in the Prior Agreement (noting that certain provisions from the Prior Agreement which have terminated

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due to the Company's initial public offering of the Common Stock (as defined below) in July 1999 (the "IPO") are not included as part of this Agreement).

     NOW, THEREFORE, in consideration of the mutual agreements, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.   DEFINED TERMS.

     As used in this Agreement, the following terms shall have the following meanings:

          (a) "ADVICE" has the meaning set forth in SECTION 3.13 below.

          (b) "AFFILIATE" shall have the meaning for such term set forth in Rule 405 under the Securities Act.

          (c) "BOARD" means the Board of Directors of the Company, as constituted from time to time.

          (d) "CEO" means the Chief Executive Officer of the Company, as that office and duties thereof are defined in the Bylaws.

          (e) "CHANGE IN CONTROL" means any of the following: (i) a merger or consolidation in which the members of the Board prior to such merger or consolidation do not constitute at least FIFTY PERCENT (50%) of the members of the board of directors of the surviving or acquiring entity immediately following such merger or consolidation; (ii) except in cases where the pre-transaction stockholders of the Company own more than FIFTY PERCENT (50%) of the surviving or acquiring entity, any (x) acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) or (y) sale, transfer or other disposition of all or substantially all of the assets of the Company; and (iii) any transaction in or by means of which one or more persons acting in concert acquire, in the aggregate, more than FIFTY PERCENT (50%) of the outstanding shares of Common Stock.

          (f) "COMMON STOCK" means shares of the Common Stock, $0.001 par value per share, of the Company.

          (g) "DEMAND RIGHTS HOLDERS" means the following: (i) all Holders holding shares of Common Stock (x) issued upon the conversion of shares of Series A Stock, Series A-1 Stock, Series D Stock or Series E Stock and (y) then outstanding and not registered; and (ii) all Holders of Indigo Common Stock.

          (h) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and the regulations of the SEC thereunder, all as in effect from time to time.

          (i) "FOUNDER'S STOCK" means shares of Common Stock held by any Founder or Founder's Transferee.


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          (j) "FOUNDER'S TRANSFEREE" means CCP, M&M, Blanch and any other person or entity to whom any Founder(s) transfer(s) at least 150,000 shares of Common Stock, and any person or entity to whom any such Founder's Transferee(s) transfer(s) at least 75,000 shares of Common Stock, in each case, as adjusted for stock splits, combinations, recapitalizations, stock dividends and the like.

          (k) "HOLDER" means any Investor, or any other holder of outstanding Registrable Securities who acquires such securities in accordance with SECTION
3.10 hereof.

          (l) "INDIGO COMMON STOCK" means the shares of Common Stock (i) issued to Indigo, Inca or the permitted assignee(s) of Indigo pursuant to the Inca Asset Agreement and (ii) then outstanding and not registered.

          (m) "INDIGO DEMAND REGISTRATION" means a registration initiated pursuant to SECTION 3.2 hereof by Indigo Holders holding in the aggregate not less than TWENTY PERCENT (20%) of the Indigo Common Stock (excluding Indigo Common Stock previously transferred in a public sale pursuant to a registration or Rule 144 under the Securities Act).

          (n) "INDIGO HOLDER" means any Holder holding shares of Indigo Common Stock.

          (o) "INDIGO RESTRICTED SELLING PERIOD" means the period commencing on the date hereof and terminating immediately prior to the earlier of the following: (i) the date which is EIGHTEEN (18) months after the date hereof;
(ii) the date on which Enan (considered in the aggregate with his Affiliates) shall have transferred or requested the registration of, in the aggregate, more than 2,100,000 shares of Common Stock (exclusive of any shares transferred prior to the date of the Inca Asset Agreement), as adjusted for stock splits, combinations, recapitalizations, stock dividends and the like; (iii) the date on which Nationwide (considered in the aggregate with its Affiliates) shall have transferred or requested the registration of, in the aggregate, more than 2,100,000 shares of Common Stock (exclusive of any shares transferred prior to the date of the Inca Asset Agreement), as adjusted for stock splits, combinations, recapitalizations, stock dividends and the like; (iv) the date on which the SB Entities (considered in the aggregate with their Affiliates) shall have transferred or requested the registration of, in the aggregate, more than 2,100,000 shares of Common Stock (exclusive of any shares transferred prior to the date of the Inca Asset Agreement), as adjusted for stock splits, combinations, recapitalizations, stock dividends and the like; (v) the occurrence of any Change in Control; and (vi) any public announcement by the Company regarding any potential Change in Control (but only if such announcement identifies (x) the third party to the potential Change in Control transaction and (y) the expected consideration for the Company or its stockholders resulting from any such transaction).

          (p) "INDIGO RESTRICTED VOTING PERIOD" means the period commencing on the date hereof and terminating immediately prior to the earlier of the following: (i) the date which is THREE (3) years after the date hereof; and (ii) the occurrence of any Change in Control.


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          (q) "INDIGO TRANSFEREE" means each person or entity to whom any Indigo
Holder(s) transfer(s) at least 400,000 shares of Indigo Common Stock, in each case, as adjusted for stock splits, combinations, recapitalizations, stock dividends and the like.

          (r) "INITIATING HOLDERS" means the following: (i) any Demand Rights Holder(s) holding in the aggregate not less than FORTY PERCENT (40%) of the Common Stock (x) issued upon the conversion of shares of Series A Stock, Series A-1 Stock, Series D Stock or Series E Stock and (y) then outstanding and not registered; and (ii) any Indigo Holder(s) holding in the aggregate not less than TWENTY PERCENT (20%) of the Indigo Common Stock (excluding Indigo Common Stock previously transferred in a public sale pursuant to a registration or Rule 144 under the Securities Act).

          (s) "PARTICIPATING HOLDERS" means all Holders, whether or not Initiating Holders, who request that any Registrable Securities held by them be included in any registration, qualification or compliance initiated pursuant to SECTIONS 3.1, 3.2 OR 3.3 hereof.

          (t) "PREFERRED HOLDERS" means holders of shares of Common Stock issued upon the conversion of Preferred Stock.

          (u) "PREFERRED STOCK" means shares of Series A Stock, Series A-1 Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock.

          (v) "PREFERRED TRANSFEREE" means each person or entity to whom any Preferred Holder(s) and/or Preferred Transferee(s) transfer(s) at least 15,000 shares of Common Stock issued upon conversion of shares of Preferred Stock, in each case, as adjusted for stock splits, combinations, recapitalizations, stock dividends and the like.

          (w) "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by filing with the SEC a registration statement in compliance with the Securities Act and the declaration or ordering by the SEC of the effectiveness of such registration statement.

          (x) "REGISTRABLE SECURITIES" means the following: (i) shares of Common Stock issued upon conversion of shares of the Preferred Stock; (ii) Founder's Stock; (iii) shares of Indigo Common Stock; and (iv) shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to or in exchange or in replacement of, any of the securities referred to in clauses (i), (ii) or (iii) above or this clause (iv); PROVIDED, HOWEVER, that shares of Common Stock or other securities shall only be treated as Registrable Securities (A) if and so long as they have not been (I) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction or (II) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale and (B) until the later of (x) such time as the Holder would be able to sell all of its Registrable Securities in a three (3) month period pursuant to Rule 144 under the Securities Act or (y) JULY 22, 2001 (PROVIDED, that with respect to shares of Indigo Common Stock, such date shall be the date which is FIVE (5) years after the date hereof).


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          (y) "SEC" means the United States Securities and Exchange Commission or any successor agency.

          (z) "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar federal statute and the rules and the regulations of the SEC thereunder, all as in effect from time to time.

          (aa) "SERIES A STOCK" means shares of Series A Preferred Stock, $0.001 par value, of the Company as the same were outstanding prior to the IPO.

          (bb) "SERIES A-1 STOCK" means shares of Series A-1 Preferred Stock, $0.001 par value, of the Company as the same were outstanding prior to the IPO.

          (cc) "SERIES B STOCK" means shares of Series B Preferred Stock, $0.001 par value, of the Company as the same were outstanding prior to the IPO.

          (dd) "SERIES C STOCK" means shares of Series C Preferred Stock, $0.001 par value, of the Company as the same were outstanding prior to the IPO.

          (ee) "SERIES D STOCK" means shares of Series D Preferred Stock, $0.001 par value, of the Company as the same were outstanding prior to the IPO.

          (ff) "SERIES E STOCK" means shares of Series E Preferred Stock, $0.001 par value, of the Company as the same were outstanding prior to the IPO.

          (gg) "SUSPENSION NOTICE" has the meaning set forth in SECTION 3.13 below.

2.   AMENDMENT TO THE PRIOR AGREEMENT.

     Without affecting the modifications to prior agreements as set forth in
Section 2 of the Prior Agreement (as well as any waivers, modifications or terminations of arrangements set forth in any such agreements which may have occurred after the effective date of the Prior Agreement), the Prior Agreement is amended as set forth below, effective as of the date hereof.

3.   REGISTRATION RIGHTS.

     3.1  COMPANY REGISTRATION.

          (a) REGISTRATION RIGHTS. If, at any time or from time to time, the Company shall determine to register any of its securities for its own account or for the account of a security holder or security holders exercising their respective demand registration rights pursuant to SECTION 3.2 hereof or otherwise (other than a registration relating solely to employee stock option, stock purchase or similar plans, a registration relating solely to an SEC Rule 145 transaction, or a registration on any other form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities), the Company will:

               (i) promptly give to each Holder written notice thereof; and


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               (ii) subject to SECTION 3.1(b), include in such registration (and any related qualifications under blue sky laws or other compliance), and in any underwriting related thereto, all the Registrable Securities specified in a written request or requests, made within THIRTY (30) days after receipt of such written notice from the Company, by any Holder, which written request may specify all or a part of such Holder's Registrable Securities; PROVIDED, HOWEVER, that the Company will not be required to include in any registration statement in respect of any such registration any shares of Indigo Common Stock if such registration statement becomes effective prior to the termination of the Indigo Restricted Selling Period.

          (b) UNDERWRITING. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders, identifying the managing underwriter(s) (to the extent known by the Company), as a part of the written notice given pursuant to SECTION 3.1(a)(i). In such event, the right of any Holder to registration pursuant to this SECTION 3.1 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter or managing underwriters selected for such underwriting by the Company (or by the Initiating Holders who have demanded such registration as provided for in SECTION 3.2(b)). Notwithstanding any other provision of this SECTION 3.1, if the managing underwriter(s) determine(s) that marketing factors require a limitation of the number of shares to be underwritten and so advise(s) the Company, the managing underwriter(s) may limit the number of Registrable Securities to be included in the registration and underwriting to not less than THIRTY PERCENT (30%) of the securities included therein (based on aggregate market value). The Company shall advise all Participating Holders of any such limitation, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among the Participating Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by each such Holder at the time of filing the registration statement; PROVIDED, HOWEVER, that in a registration initiated pursuant to SECTION 3.2 hereof, the allocation of the shares to be included in such registration shall be determined pursuant to SECTION 3.2(b) hereof. With respect to any "selling Holder" that is selling securities hereunder and which is a partnership or corporation, in the event of any underwriter cutback, the partners, retired partners, stockholders or Affiliates of such "selling Holder," or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling Holder," and any pro rata allocation with respect to such "selling Holder" shall be based upon the aggregate amounts of shares carrying registration rights owned by all entities and individuals included in such "selling Holder," as defined in this sentence. No securities excluded from the underwriting by reason of such underwriter's marketing limitation shall be included in such registration. If any Participating Holder disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter(s). The Registrable Securities so withdrawn shall also be withdrawn from registration, and such withdrawn Registrable Securities shall not be transferred in a public distribution prior to ONE HUNDRED EIGHTY (180) days after the effective date of such registration. If by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Participating Holders may be included in such registration (up to the maximum of any limitation imposed by


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the managing underwriter(s)), the Company shall offer to all Participating
Holders who have requested inclusion of their Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion/method used in determining the underwriter limitation in this SECTION 3.1(b).

          (c) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this SECTION 3.1 prior to the effectiveness of such registration, whether or not any Holder has elected to include Registrable Securities in such registration.

     3.2  DEMAND REGISTRATION.

          (a) DEMAND FOR REGISTRATION. If the Company shall receive from Initiating Holders a written demand that the Company effect a registration of all or a part of the Registrable Securities held by such Initiating Holders, the Company will:

               (i) promptly give each other Holder written notice thereof; and

               (ii) as soon as practicable, use its diligent best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with exemptive regulations issued under the Securities Act and any other applicable governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Initiating Holders' Registrable Securities as are specified in such demand, together with all or such portion of the Registrable Securities of any other Holders joining in such request pursuant to SECTION 3.1(a)(ii); PROVIDED, HOWEVER, the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this SECTION 3.2:

                    (A) Unless, after the Company gives the notice specified in
SECTION 3.2(a)(i), the Holders propose to sell a number of shares of Registrable Securities having an aggregate proposed offering price of at least $10,000,000; PROVIDED, HOWEVER, that if the registration at issue is an Indigo Demand Registration, then this clause (A) shall not apply;

                    (B) After the Company has effected ONE (1) such registration pursuant to this SECTION 3.2, pursuant to which all of the Registrable Securities included in such registration have been sold; PROVIDED, HOWEVER, that this clause (B) shall not apply to an Indigo Demand Registration;

                    (C) In the instance of an Indigo Demand Registration, (i) if the registration statement in respect of such registration would become effective during the Indigo Restricted Selling Period, (ii) after the Company has effected TWO (2) Indigo Demand Registrations pursuant to this SECTION 3.2 or
(iii) after the Company has effected both (x) ONE (1) Indigo Demand Registration pursuant to this SECTION 3.2 and (y) another registration pursuant to this
SECTION 3.2 in which at least THIRTY PERCENT (30%) of the Indigo Common Stock is sold; or

                    (D) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration,


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qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

Subject to the foregoing clauses (A) through (D), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable; PROVIDED, HOWEVER, that if the Company shall furnish to the Initiating Holder(s) a certificate signed by the CEO or the President of the Company stating that in the good faith judgment of the Board it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed at the date filing would be required hereunder and that it is therefore essential to defer the filing of such registration statement, the Company's obligation to use its diligent best efforts to file a registration statement shall be deferred for a period not to exceed NINETY (90) days from the receipt of the demand from the Initiating Holders; PROVIDED; FURTHER that the Company shall not exercise such right to defer a filing more often than once in any TWELVE (12) month period.

          (b) UNDERWRITING. If the Initiating Holders intend to distribute the Registrable Securities covered by their demand by means of an underwriting, they shall so advise the Company as a part of their demand made pursuant to SECTION 3.2(a), and the Company shall include such information in the written notices referred to in SECTIONS 3.1(a)(i) and 3.2(a)(i). In such event, the right of any Holder to registration pursuant hereto shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting. The Company, together with all Participating Holders, shall enter into an underwriting agreement in customary form with the managing underwriter or managing underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which managing underwriter(s) shall be reasonably acceptable for the Company). Notwithstanding any other provision of this SECTION 3.2, if the managing underwriter(s) determine(s) that marketing factors require a limitation of the number of shares to be underwritten and so advise(s) the Initiating Holders in writing, the Initiating Holders shall so advise all Participating Holders, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated in the following manner: FIRST, if the registration has been initiated by Indigo Holders, among the Indigo Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by each such Holder at the time of filing the registration statement; SECOND, among the Initiating Holders and the other Demand Rights Holders who are Participating Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by each such Holder at the time of filing the registration statement; and THEREAFTER, among the other Participating Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by each such Holder at the time of filing the registration statement. With respect to any "selling Holder" that is selling securities hereunder and which is a partnership or corporation, in the event of any underwriter cutback, the partners, retired partners, stockholders or Affiliates of such "selling Holder," or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling Holder" and any pro rata allocation with respect to such "selling Holder" shall be based upon the aggregate amounts of shares carrying registration rights owned by all entities and individuals included in such "selling Holder," as defined in this sentence. No securities excluded from the registration by reason of such underwriter's marketing limitation shall be included in such registration. If any Participating Holder disapproves of the terms of the underwriting, such


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Holder may elect to withdraw therefrom by written notice to the Company, the managing underwriter(s) and the Initiating Holders. The Registrable Securities so withdrawn shall also be withdrawn from registration, and such withdrawn Registrable Securities shall not be transferred in a public distribution prior to ONE HUNDRED EIGHTY (180) days after the effective date of such registration. If by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Participating Holders may be included in such registration (up to the maximum of any limitation imposed by the managing underwriter(s)), the Company shall offer to all Participating Holders who have requested inclusion of their Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion/method used in determining the underwriter limitation in this SECTION 3.2(b).

          (c) OTHER SHARES. If (i) the underwriter has not limited the number of Registrable Securities to be underwritten and (ii) the registration at issue will permit the Company to include securities for its own account or for the account of other holders of the Company's securities (E.G., if the registration is on Form S-3 and the Company, for securities to be sold for its own account, qualifies for use of Form S-3 for primary sales of its securities), the Company may include such securities in such registration if the underwriter so agrees (and only to the extent that any such inclusion would not cause the underwriter to limit the number of Registrable Securities to be underwritten).

     3.3  FORM S-3 REGISTRATION.

          (a) The Company will use its best efforts to maintain its qualification for the registration of its securities on Form S-3 (or a successor form which allows inclusion or incorporation of substantial information by reference to other documents filed with the SEC). During any period in which the Company is so qualified, any Holder shall have the right to request an unlimited number of registrations of Registrable Securities on Form S-3 (or such successor form), subject only to: (i) compliance with the procedures specified in SECTION 3.2(b); (ii) the requirement that the Holders requesting such registration propose to dispose of Registrable Securities having an aggregate proposed offering price of not less than $1,000,000; and (iii) the limitation that the Holders may not demand more than TWO (2) such registrations on Form S-3 under this SECTION 3.3 during any TWELVE (12) month period; PROVIDED, HOWEVER, that the Company will not be required to include in any such registration any shares of Indigo Common Stock if the registration statement in respect of such registration becomes effective prior to the termination of the Indigo Selling Restricted Period. The Company shall promptly give notice to all Holders of the receipt of a request for registration pursuant to this SECTION 3.3 and shall provide a reasonable opportunity for other Holders to participate in the registration. Subject to the foregoing, the Company will use its diligent best efforts promptly to effect the registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualifications under blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements and regulations) of all Registrable Securities on Form S-3 to the extent requested by the Holder or Holders thereof.

          (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this SECTION 3.3: (i) during the period starting with the date SIXTY (60) days prior to the filing of, and ending on a date SIX
(6) months following the effective date
of, a registration statement filed or to be filed by the Company (other than a registration relating solely to employee stock option, stock purchase or similar plans, a registration relating solely to an SEC Rule 145 Transaction or any other registration which is not appropriate for the registration of Registrable Securities), PROVIDED that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;
(ii) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; or (iii) if the Company shall furnish to the Holders requesting such registration a certificate signed by the CEO or the President of the Company stating that in the good faith judgment of the Board it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed at the date filing would be required hereunder and that it is therefore essential to defer the filing of such registration statement, in which event the Company's obligation to use its diligent best efforts to file a registration statement shall be deferred for a period not to exceed NINETY (90) days from the receipt of the request to file such registration; PROVIDED, that the Company shall not exercise such right to defer a filing more than once in any TWELVE (12) month period.

     3.4 EXPENSES OF REGISTRATION. All expenses incurred in connection with any registration, qualification or compliance pursuant to SECTIONS 3.1, 3.2 OR 3.3, including without limitation, all registration, filing and qualification fees, blue sky fees and expenses, printing expenses, escrow fees, accounting fees incidental to or required by such registration (including, without limitation, any special audits), the fees and disbursements of counsel for the Company with respect to such registration and the reasonable fees and disbursements of ONE
(1) counsel for the Participating Holders in such registration shall be borne by the Company; PROVIDED, HOWEVER, that the following expenses shall be borne by the Holders participating in such registration:

          (a) All fees and disbursements of counsel for the Holders other than those specifically required herein to be borne by the Company; and

          (b) Underwriters' fees, discounts and commissions relating to Registrable Securities being sold in such registration.

If a registration proceeding begun pursuant to SECTION 3.2 is withdrawn by the Initiating Holders, the expenses of such registration proceeding shall be borne by the Holders, pro rata, according to the number of shares of Registrable Securities requested to be registered by Holders who requested to participate in such registration unless the Initiating Holders agree to forfeit their right to ONE (1) demand registration pursuant to SECTION 3.2; PROVIDED, HOWEVER, that if such request is withdrawn after the Holders learn of materially adverse information concerning the Company, which information was not known to the Initiating Holders at the time of such request, then the Holders shall not be required to pay any such expenses (which shall be payable by the Company) and such withdrawn request shall not be counted as a request for purposes of SECTION
3.2 or as a withdrawn demand for purposes of this SECTION 3.4.

     3.5 OBLIGATIONS OF THE COMPANY. Whenever required under this SECTION 3 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and keep such registration statement effective for up to ONE HUNDRED EIGHTY (180) days or until the Holder or Holders have completed the distribution relating thereto, whichever first occurs; PROVIDED, HOWEVER, that in the case of an Indigo Demand Registration, Indigo shall have the right to request that the registration statement in respect of such registration be on Form S-3 and intended (and prepared) for use to offer securities on a continuous or delayed basis, and if such request is made, the Company shall use its best efforts to keep such registration statement effective until the earlier of the date (A) when all such Registrable Securities are sold or (B) that is eighteen (18) months from the date of effectiveness of such registration statement, PROVIDED that Rule 415 under the Securities Act, or any successor rule, permits an offering on a continuous or delayed basis, and PROVIDED, FURTHER, that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(a)(3) of the Securities Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference in the registration statement of information required to be included in (I) and (II) above from periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act.

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

          (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, PROVIDED that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such state or jurisdiction unless the Company is already subject to service in such state or jurisdiction and except as may be required by the Securities Act.

          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (g) Use its best efforts to cause all Registrable Securities registered to be listed on each securities exchange on which the Common Stock is then listed (or trading in the same to be quoted by any quotation system then quoting trading in the Common Stock).

          (h) Use its best efforts to provide a transfer agent and registrar for all Registrable Securities registered and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

          (i) Use its best efforts to furnish, at the request of Holders requesting registration of a majority of the Registrable Securities pursuant to this SECTION 3 that are to be sold in the offering, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this SECTION 3, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders selling the Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders selling the Registrable Securities.

     3.6  INDEMNIFICATION.

          (a) The Company will indemnify each Holder participating in any registration effected pursuant to this SECTION 3, each of their respective officers, directors, partners and agents, and each person controlling such Holder within the meaning of the Securities Act, and each underwriter, if any, and each person who controls any underwriter within the meaning of the Securities Act, against all claims, losses, damages and liabilities (or actions or settlements in respect thereof) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other similar document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or (iii) any violation (or alleged violation) by the Company of any federal or state law, rule or regulation applicable to the Company in connection with any such registration, qualification or compliance. The Company will reimburse each such person, each such officer, director, partner, agent and controlling person, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; PROVIDED that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability is caused by any untrue statement (or alleged untrue statement) or omission (or alleged omission) based upon written information furnished to the Company in an instrument duly executed by such Holder or underwriter and stated to be specifically for use therein.

          (b) Each Holder will, if securities held by or issuable to such Holder are included in such registration, qualification or compliance, indemnify the Company, each of its directors, each of its officers who sign such registration statement, each underwriter, if any, of the Company's securities covered by such registration statement, each person who controls the Company or such underwriter within the meaning of the Securities Act and each other such Holder, each of its officers, directors, partners and agents and each person controlling such other Holder within the meaning of the Securities Act against all claims, losses, damages and liabilities (or actions or settlements in respect thereof) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement or prospectus, or
(ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse the Company, such Holders, such directors, officers, persons or underwriters for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement or prospectus in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein; PROVIDED that in no event shall the liability of any Holder pursuant to this SECTION 3.6(b) exceed the amount of the gross proceeds received by such person from the sale of securities in such registration.

          (c) Each party entitled to indemnification under this SECTION 3.6 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide such indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; PROVIDED that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and PROVIDED, FURTHER that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this SECTION 3, unless the failure to give notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. An Indemnified Party shall have the right to retain ONE (1) separate counsel, with the reasonable fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party would be inappropriate due to actual differing interests between such Indemnified Party and the Indemnifying Party; PROVIDED, HOWEVER, that all Indemnified Parties with the same actual differing interests from the Indemnifying Party shall be entitled to payment for only ONE
(1) counsel collectively. The Indemnifying Party shall pay the expenses of the Indemnified Party as they become due and payable.

          (d) The indemnity provisions contained in SECTIONS 3.6(a) and 3.6(b) shall not apply to amounts paid in settlement of any claim, loss, damage, liability or action if such settlement is effected without the consent of the Indemnifying Party.

          (e) If the indemnification provided for in this SECTION 3.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any losses, claims, damages or liabilities referred to herein, the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the violations(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; PROVIDED, that in no event shall any contribution by a Holder hereunder exceed the proceeds from the offering received by such Holder.

     3.7 INFORMATION BY HOLDER. Each Holder whose securities are included in any registration shall furnish in writing to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this SECTION 3.

     3.8 SALE WITHOUT REGISTRATION. At the time of any transfer of any Registrable Securities which shall not be registered under the Securities Act, the Company may require, as a condition of allowing such transfer, that the holder or transferee furnish to the Company: (a) such information as is reasonably necessary in order to establish that such transfer may be made without registration under the Securities Act; and (b) except for transfers proposed to be made in accordance with SEC Rule 144 or in connection with distributions to partners of Investors which are partnerships, at the expense of the holder or transferee, an opinion of counsel, reasonably satisfactory in form and substance to the Company, to the effect that such transfer may be made without registration under the Securities Act; PROVIDED, HOWEVER, that (i) nothing contained in this SECTION 3.8 shall relieve the Company from complying with any request for registration, qualification or compliance made pursuant to the other provisions of this SECTION 3 and (ii) notwithstanding any provisions of this Agreement to the contrary, any transfer of Indigo Common Stock to any subsidiary (direct or indirect) of either Indigo or Inca will be effective solely upon notice to the Company of the same so long as any such subsidiary agrees to be bound by the provisions of this Agreement.

     3.9 RULE 144 REPORTING. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration (E.G. SEC Rule
144) or pursuant to registration on Form S-3 (or a successor form which allows inclusion or incorporation of substantial information by reference to other documents filed with the SEC), the Company agrees to use its best efforts to:

          (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times;

          (b) File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: (i) a written statement by the Company as to its compliance with the reporting requirements of SEC Rule 144 and of the Securities Act and the Exchange Act; (ii) a copy of the most recent annual or quarterly report of the Company; and (iii) such other reports and documents so filed by the Company as may reasonably be requested in availing such person of any rule or regulation of the SEC permitting the sale of any such securities without registration.

     3.10 TRANSFER OF RIGHTS. The rights to cause the Company to register securities granted by the Company under SECTIONS 3.1, 3.2 AND 3.3 hereof may not be assigned to a transferee or assignee other than a Founder's Transferee, a Preferred Transferee or an Indigo Transferee, in each case who agrees in writing to be bound by the provisions of this SECTION 3, without the written consent of the Company, PROVIDED that a transfer may be made to the corporate successor or an Affiliate of a Holder without the consent of the Company if (a) such transfer may otherwise be effected in accordance with applicable securities laws and (b) the transferee shall agree to be bound by all of the provisions of this SECTION 3.

     3.11 DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this SECTION 3.

     3.12 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. Without the prior written consent of those Holders, other than Founders, holding a majority of the then outstanding Registrable Securities held by all Holders (other than Founders), the Company shall not (from and after the date of this Agreement) enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to (1) require the Company to effect a registration or (2) include any securities in any registration filed under SECTION 3.1, 3.2 OR 3.3 hereof, unless, in the instance of clause (2) and under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not diminish the amount of Registrable Securities which are included in such registration; PROVIDED, HOWEVER, that without the prior written consent of Indigo Holders holding a majority of the then outstanding Registrable Securities held by all Indigo Holders, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company or modify this Agreement in any manner so as to (i) allow any such holder to require the Company to include any such securities in an Indigo Demand Registration (unless such inclusion of such securities will not diminish the amount of Indigo Common Stock which is included in such Indigo Demand Registration), (ii) provide any such holder with rights greater than those given to Indigo Holders in any registration under SECTIONS 3.1(a) or 3.3(a) hereof or (iii) adversely affect the rights of the Indigo Holders hereunder (other than in a manner which is identical to the effect of such agreement or modification on the other Holders (other than Founders) of outstanding Registrable Securities).

     3.13 SUSPENSION OF DISPOSITIONS. Each Holder agrees that, upon receipt of any notice (a "SUSPENSION NOTICE") from the Company of the happening of any event of the kind described in Section 3.5(f) above, such Holder will forthwith discontinue disposition of its Registrable Securities until such Holder's receipt of copies of an appropriate supplemented or amended prospectus, or until such Holder is advised in writing by the Company (an "ADVICE") that the use of the prospectus may be resumed, and, if so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such Suspension Notice. The Company shall exercise its best efforts to provide the Holders with the Advice or an appropriate supplemented or amended prospectus as soon as reasonably possible. If the Company shall give any such Suspension Notice, the time periods regarding the effectiveness of registration statements set forth in Section 3.5(a) shall be extended by the number of days during the period from and including the date of the giving of the Suspension Notice to and including the date when each Participating Holder covered by such registration statement shall have received copies of an appropriate supplemented or amended prospectus or the Advice.

4.   CERTAIN COVENANTS RELATING TO INDIGO COMMON STOCK

     4.1 INDIGO RIGHTS REGARDING THE BOARD. For so long as Indigo, Inca and their respective Affiliates own, in the aggregate, not less than FIVE PERCENT (5%) of the issued and outstanding shares of Common Stock, (i) the Company and each Investor agrees to use its best efforts, at the request of Indigo, to cause and maintain the election of one representative of Indigo to the Board (so long as such representative is a member of Indigo's executive management team and is reasonably acceptable to the Company (noting that the Company may, in its discretion, determine that the absence of prior service on a public company's board of directors would render a particular representative unacceptable) - in any event an "INDIGO NOMINEE") and, (ii) without limiting the foregoing, the Company (through the Board) shall nominate and recommend to the Company's stockholders, at each meeting of the Company's stockholders, an Indigo Nominee for election to the Board. If Indigo, Inca and their respective Affiliates own, in the aggregate at anytime, less than FIVE PERCENT (5%) of the issued and outstanding shares of Common Stock, then Indigo shall, subject to the fiduciary duties of the Indigo Nominee, exercise commercially reasonable efforts to cause any Indigo Nominee to tender his or her resignation within SIXTY (60) days of a written request by the Company. In all events, each person serving at anytime as an Indigo Nominee shall be a recipient of the same indemnification, compensation and insurance arrangements made available to any other member of the Board (and each such person is an intended third party beneficiary of this provision). Notwithstanding any provision of this Agreement to the contrary, Indigo shall not be required to exercise any rights with respect to having an Indigo Nominee on the Board (or otherwise make available a representative for service on the Board). If an Indigo Nominee has not been elected or appointed to the Board as of the date of this Agreement, Indigo shall exercise its commercially reasonable efforts to work with the Company to have one member of Indigo's executive management team (who is reasonably acceptable to the Company) nominated for election to the

Board at the first meeting of the Company's stockholders following the date of this Agreement at which an election of such directors is held.

     4.2 RESTRICTED SELLING PERIOD. During the Indigo Restricted Selling Period, Indigo and Inca shall not, and Indigo and Inca shall cause their respective Affiliates not to, sell or transfer any shares of Indigo Common Stock to any third party through private transactions, registered offerings, Rule 144 sales or any other transactions, offerings or sales; PROVIDED, HOWEVER, that shares of Indigo Common Stock may be transferred among Indigo, Inca and any subsidiaries (direct or indirect) of Indigo or Inca during the Indigo Restricted Selling Period so long as any such transferees agree to be bound by the provisions of this Agreement (including, without limitation, the provisions of this SECTION 4 as the same would be applied to Indigo or Inca). Except as expressly provided in this Agreement, and subject to compliance with applicable securities laws, no other restrictions shall apply to any transfers of Indigo Common Stock.

     4.3 ABILITY TO STAY AT OR BELOW 19.5%. Notwithstanding any other provision of this Agreement to the contrary (but subject to compliance with applicable securities laws), each of Indigo, Inca and their respective Affiliates may, at any time, transfer such number of shares of Common Stock as shall be necessary to keep the holdings of Common Stock, in the aggregate, of Indigo, Inca and their respective Affiliates to an amount which is no greater than NINETEEN AND ONE-HALF PERCENT (19.5%) of the total number of issued and outstanding shares of Common Stock. The Company or Indigo or Inca, as the case may be, will provide prompt notice to Indigo and Inca or the Company, as the case may be (I.E., as soon as the Company or Indigo or Inca becomes aware), of any occurrence, circumstance or event that might reasonably be expected to result in Indigo, Inca and their respective Affiliates holding, in the aggregate, more than NINETEEN AND ONE-HALF PERCENT (19.5%) of the total number of issued and outstanding shares of Common Stock. Without limiting any other rights of Indigo, Inca and their respective Affiliates, in the event that the Company effects a repurchase of any of its shares of Common Stock, the Company will, concurrently therewith, offer to purchase from Indigo, Inca and their respective Affiliates, on the same terms and conditions, a number of shares of Common Stock sufficient to keep Indigo, Inca and their respective Affiliates from holding, in the aggregate, more than NINETEEN AND ONE-HALF PERCENT (19.5%) of the total number of issued and outstanding shares of Common Stock. This SECTION 4.3 shall not limit in any way the obligations of Indigo and Inca under SECTION 4.5(a)(i) below.

     4.4 NASDAQ NATIONAL MARKET. The Company will exercise its best efforts to cause any shares of Indigo Common Stock sold pursuant to Rule 144 under the Securities Act to be listed on each securities exchange on which the Common Stock is then listed (or trading in the same to be quoted by any quotation system then quoting trading in the Common Stock) provided that Indigo shall give prompt notice of such sale and provide all relevant information regarding such sale to the Company.

     4.5 RESTRICTED VOTING PERIOD. During the Indigo Restricted Voting Period, each of Indigo and Inca shall (and shall cause their respective Affiliates to):

          (a) Not, directly or indirectly, effect, or seek, offer or propose to effect (whether publicly or otherwise), any of the following without the prior approval of a majority of the members of the Board:

               (i) Any direct or indirect acquisition, including by tender offer, of Common Stock or any direct or indirect rights or options to acquire Common Stock where the same (assuming the exercise in full of all such rights and options) would result in Indigo, Inca and their respective Affiliates holding, in the aggregate, more than NINETEEN AND ONE-HALF PERCENT (19.5%) of the total number of issued and outstanding shares of Common Stock;

               (ii) Other than with respect to the election of members of the Board, "SOLICIT," or become a "PARTICIPANT," directly or indirectly, in any "SOLICITATION" of "PROXIES" (as such terms are defined under Regulation 14A of the Exchange Act) from any holder of securities of the Company in connection with any vote or other action on any matter or agree or announce its intention to vote with any person undertaking a "SOLICITATION" or seek to advise, encourage or influence any person with respect to the voting of any securities of the Company; or

               (iii) Other than with respect to the election of members of the Board, otherwise act, alone or in concert with others, to control or seek to control or influence or seek to influence the management or the Board; PROVIDED, HOWEVER, that nothing herein shall affect in any way the right of an Indigo Nominee to act in that person's capacity as a Board member;

          (b) Except with respect to any election of members of the Board or any transaction or arrangement involving an Enumerated Person (as such term is defined from time to time pursuant to the Distribution Agreement contemplated by the Inca Asset Agreement), vote its shares of Common Stock on any matter put to a vote of the holders of the Common Stock in the same proportion as the other holders of issued and outstanding Common Stock (I.E., the holders of Common Stock other than Indigo, Inca and their respective Affiliates); and

          (c) Provide the Company with a right of last refusal (the "LAST RIGHT") with respect to any transfer of shares of Common Stock in which shares constituting an amount in excess of SIX AND ONE-HALF PERCENT (6.5%) of the total number of issued and outstanding shares of Common Stock would be transferred in a single private transaction, or a related series of private transactions (aggregating, for this purpose, all shares transferred or proposed for transfer by Indigo, Inca and their respective Affiliates), to any single third party and its Affiliates (a "PRIVATE TRANSFER"). Without limitation, a Private Transfer shall not include the following (without limiting the provisions of SECTION 4.2 above): (i) any transfers among Indigo, Inca and the subsidiaries (direct or indirect) of Indigo or Inca; (ii) any transfers or sales pursuant to a registration; and (iii) any sale to the public pursuant to SEC Rule 144. In the event of any proposed Private Transfer, the Company shall be provided with at least THIRTY (30) days' advance notice (which notice - a "LAST RIGHT NOTICE" - shall identify the third party(ies) at issue, the number of shares of Common Stock to be sold, the price and the terms and conditions of the proposed Private Transfer). In the event the Company elects to exercise its Last Right, (x) the Company may do so by delivering notice back to the party(ies) providing the Company with the Last Right Notice (the "COMPANY NOTICE"), so long as the Company Notice is received by such party(ies) within TWENTY (20) days of delivery of the Last Right Notice to the Company, and (y) the parties shall thereafter exercise their best efforts to close the Last Right transaction within TEN (10) days of the Company's delivery of the Company Notice (HOWEVER, the Company's failure to make payment of the purchase price within such TEN (10) day period, assuming performance by the party(ies) providing the Company with the Last Right Notice of all actions reasonably required of it/them to close such transaction, shall be deemed a breach of this Agreement). If the proposed purchase price in the Private Transfer includes consideration other than cash, the Company, if it elects to exercise the Last Right, may, in lieu thereof, deliver the cash equivalent value of the non-cash consideration (with the amount of the cash equivalent to be determined by the agreement of the Board and Indigo acting in good faith). Payment of the purchase price by the Company, in the event it elects to exercise the Last Right, will be made by wire transfer of immediately available funds to one or more accounts to be provided in the Last Right Notice. In the event that the Company elects to exercise the Last Right and fails to consummate the transaction as contemplated hereby because it fails to make payment of the purchase price within the TEN (10) day period noted above in this SECTION 4.5 (assuming the party(ies) providing the Company with the Last Right Notice have within such period performed all actions reasonably required of it/them to close such transaction), the provisions of this SECTION 4.5 shall thereupon terminate and be without further force or effect (without limiting any of the remedies of Indigo, Inca or any of their respective Affiliates). If the Company elects not to exercise the Last Right, Indigo, Inca or their respective Affiliate(s), as applicable, may, during the thirty (30) day period following the expiration of the TWENTY (20) day period noted above in this SECTION 4.5, consummate the Private Transfer upon terms no more favorable to the transferee(s) than those specified in the Last Right Notice. If Indigo, Inca or their respective Affiliate(s), as applicable, do not consummate the Private Transfer within such THIRTY (30) day period, the right provided hereunder shall be deemed to be revived with respect to the subject shares of Indigo Common Stock.

This SECTION 4.5 shall not be binding on any transferee of Indigo Common Stock other than Affiliates of Indigo or Inca.

     4.6 NO INSPECTION RIGHT. Notwithstanding any provision in this Agreement to the contrary, neither Indigo, Inca nor any of their respective Affiliates shall have any inspection rights to examine the Company's books of account and records except any rights (i) granted to Indigo, Inca or any of their respective Affiliates under the Distribution Agreement (as defined in the Inca Asset Agreement) or (ii) provided under applicable law; PROVIDED, HOWEVER, that nothing herein shall affect in any way the right of any Indigo Nominee to act in that person's normal capacity as a Board member, including the right to have appropriate access to the Company's books of account, records and assets and information regarding the Company (I.E., on the same basis as any other member of the Board).

5.   MISCELLANEOUS.

     5.1 EFFECTIVENESS. With reference to SECTION 8.5 of the Prior Agreement, this Agreement shall not become effective (and shall not be binding upon any of the Parties) unless and until it is executed by the following Parties (at which time this Agreement shall become binding on all Parties): (i) each of the Founders; (ii) the holders of a majority of the Registrable

Securities (as defined, for this purpose, in the Prior Agreement); (iii) each of the New Stockholders; and (iv) the Company.

     5.2 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California, except to the extent that Delaware corporate law is applicable.

     5.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

     5.4 ENTIRE AGREEMENT. This Agreement (including any Schedule hereto) constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof.

     5.5 SEPARABILITY. Any invalidity, illegally or limitation of the enforceability with respect to any Investor of any one or more of the provisions of this Agreement, or any part thereof, whether arising by reason of the law of any such Investor's domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to other Investors. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     5.6 AMENDMENT AND WAIVER. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), only with the written consent of (i) the Company, (ii) the Founders and (ii) the Holders of a majority of the Registrable Securities then outstanding which have not been sold to the public (other than Registrable Securities held by Founders); PROVIDED, HOWEVER, that
(1) without the prior written consent of Indigo Holders holding a majority of the then outstanding Registrable Securities held by all Indigo Holders, this Agreement may not be amended, and the performance of this Agreement may not be waived, in any manner so as to (a) allow any person or entity to require the Company to include any securities in an Indigo Demand Registration (unless such inclusion of such securities will not diminish the amount of Indigo Common Stock which is included in such Indigo Demand Registration), (b) provide any person or entity with rights greater than those given to Indigo Holders in any registration under SECTIONS 3.1(a) or 3.3(a) hereof or (c) adversely affect the rights of the Indigo Holders hereunder (other than in a manner which is identical to the effect of such agreement or modification on the other Holders (other than Founders) of outstanding Registrable Securities), and (2) no amendment or waiver of any provision of SECTION 4 shall (x) be effective unless the holders of a majority of the Indigo Common Stock then outstanding and the Company shall provide their written consents to the same and (y) require any consent of the Founders or the Holders of Registrable Securities other than the Indigo Holders and (3) no amendment or waiver of any provision of this Agreement which would adversely affect an individual Investor or its permitted assignee(s) in a manner or degree different from other Investors and their permitted assignees shall be effective without the written consent of the Investor and/or assignee(s) so affected. No such amendment or waiver shall reduce the aforesaid percentage of Registrable Securities the Holders of which are required to consent to any waiver or supplemental agreement without the consent of the Holders of all of such Registrable Securities, as appropriate. Any amendment or waiver effected in accordance with this SECTION 5.6 shall be binding upon each Holder of Registrable Securities, each future holder of all such securities and the Company. Upon the effectuation of each such amendment or waiver, the Company shall promptly give written notice thereof to the record holders of the Registrable Securities who have not previously consented thereto in writing.

     5.7 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any Investor or any subsequent holder of any Registrable Securities upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on an Investor's part of any breach, default or noncompliance under this Agreement or any waiver on an Investor's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing, and that all remedies, either under this Agreement, by law or otherwise afforded to the Investors shall be cumulative and not alternative.

     5.8 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery, including delivery by a recognized courier service, or upon delivery by facsimile or on the fifth (5th) business day following mailing by first-class mail, postage prepaid, addressed (a) if to a Investor, at such Investor's address as set forth on SCHEDULE 1 hereto, or at such other address as such Investor shall have furnished to the Company in writing, or (b) if to the Company, at the address of its principal executive office, or at such other address as the Company shall have furnished to the Investors in writing.

     5.9 TITLES AND SUBTITLES. The titles of the Sections and Subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     5.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.



                    [REST OF THIS PAGE INTENTIONALLY BLANK]

                          COUNTERPART SIGNATURE PAGE TO
              FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

         The foregoing Agreement is hereby executed as of the date first above written.

                                           INSWEB CORPORATION



                                           By:
                                                    ---------------------------
                                           Name:
                                                    ---------------------------
                                           Title:
                                                    ---------------------------


                                           ------------------------------------
                                           HUSSEIN A. ENAN
                                           ------------------------------------

                                           ------------------------------------
                                           DARRELL T. TICEHURST
                                           ------------------------------------

                          COUNTERPART SIGNATURE PAGE TO
              FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

         The foregoing Agreement is hereby executed as of the date first above written.

                                           NATIONWIDE MUTUAL INSURANCE COMPANY



                                           By:
                                                    ----------------------------
                                           Name:
                                                    ----------------------------
                                           Title:
                                                    ----------------------------

                          COUNTERPART SIGNATURE PAGE TO
              FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

     The foregoing Agreement is hereby executed as of the date first above written.

                                         INSURANCE INFORMATION EXCHANGE, L.L.C.



                                         By:
                                                  -----------------------------
                                         Name:
                                                  -----------------------------
                                         Title:
                                                  -----------------------------

                          COUNTERPART SIGNATURE PAGE TO
              FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

     The foregoing Agreement is hereby executed as of the date first above written.

                                           CENTURY CAPITAL PARTNERS, L.P.
                                           By CCP Capital Partners, Inc.,
                                           its General Partner



                                           By:
                                                    ---------------------------
                                           Name:
                                                    ---------------------------
                                           Title:
                                                    ---------------------------

                          COUNTERPART SIGNATURE PAGE TO
              FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

     The foregoing Agreement is hereby executed as of the date first above written.

                                           MARSH & McLENNAN RISK
                                           CAPITAL HOLDINGS LTD.



                                           By:
                                                    ---------------------------
                                           Name:
                                                    ---------------------------
                                           Title:
                                                    ---------------------------

                          COUNTERPART SIGNATURE PAGE TO
              FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

         The foregoing Agreement is hereby executed as of the date first above written.

                                           E. W. BLANCH HOLDINGS, INC.



                                           By:
                                                    ---------------------------
                                           Name:
                                                    ---------------------------
                                           Title:
                                                    ---------------------------

                          COUNTERPART SIGNATURE PAGE TO
              FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

     The foregoing Agreement is hereby executed as of the date first above written.

                                           SOFTVEN NO. 2 INVESTMENT
                                           ENTERPRISE PARTNERSHIP



                                           By:
                                                    ---------------------------
                                           Name:
                                                    ---------------------------
                                           Title:
                                                    ---------------------------


                                           SOFTBANK VENTURES, INC.



                                           By:
                                                    ---------------------------
                                           Name:
                                                    ---------------------------
                                           Title:
                                                    ---------------------------

                          COUNTERPART SIGNATURE PAGE TO
              FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

     The foregoing Agreement is hereby executed as of the date first above written.

                                           SOFTBANK AMERICA INC.



                                           By:
                                                    ---------------------------
                                           Name:
                                                    ---------------------------
                                           Title:
                                                    ---------------------------

                          COUNTERPART SIGNATURE PAGE TO
              FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

         The foregoing Agreement is hereby executed as of the date first above written.

                                           INTUIT INC.



                                           By:
                                                    ---------------------------
                                           Name:
                                                    ---------------------------
                                           Title:
                                                    ---------------------------

                          COUNTERPART SIGNATURE PAGE TO
              FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

         The foregoing Agreement is hereby executed as of the date first above written.

                                           INTUIT INSURANCE SERVICES, INC.



                                           By:
                                                    ---------------------------
                                           Name:
                                                    ---------------------------
                                           Title:
                                                    ---------------------------

                                   SCHEDULE 1

Hussein A. Enan
InsWeb Corporation
11290 Pyrites Way
Suite 200
Gold River, CA 95670

Darrell T. Ticehurst
InsWeb Corporation
11290 Pyrites Way
Suite 200
Gold River, CA 95670

Nationwide Mutual Insurance Company
One Nationwide Plaza
Columbus, OH 43216

Insurance Information Exchange, L.L.C.
c/o AMS Services, Inc.
900 Chelmsford Road
Lowell, MA 01851

Century Capital Partners, L.P.
c/o Century Capital Management, Inc.
One Liberty Square
Boston, MA 02109

Marsh & McLennan Risk Capital Holdings, Ltd.
1166 Avenue of the Americas
New York, New York  10036

E.W. Blanch Holdings, Inc.
500 North Akard
Suite 4500
Dallas, TX 75201

SOFTVEN No. 2 Investment Enterprise Partnership
1-16-8 Nihonbashi-Kakigaracho
Chuo-ku, Tokyo 103 0014, Japan

SOFTBANK Ventures, Inc.
1-16-8 Nihonbashi-Kakigaracho
Chuo-ku, Tokyo 103 0014, Japan

SOFTBANK America Inc.
300 Delaware Avenue, Suite 900
Wilmington, DE 19801

INTUIT INC.
2632 Marine Way
Mountain View, California 94043
Attn:  Senior Vice President, Corporate Strategy
Copy to:
Intuit Inc.
2632 Marine Way
Mountain View, California 94043
Attn:  General Counsel

INTUIT INSURANCE SERVICES, INC.
c/o Intuit Inc.
2632 Marine Way
Mountain View, California 94043
Attn:  Senior Vice President, Corporate Strategy
Copy to:
Intuit Inc.
2632 Marine Way
Mountain View, California 94043
Attn:  General Counsel